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                                    EXHIBIT 1

     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Statement on Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of MonsterDaata.com, Inc. and hereby affirm that such Statement on Schedule 13D is being filed on behalf of each of the undersigned.


Dated: July 20, 2000                    ComVest Capital Partners, LLC

                                        By: /s/ Keith Rosenbloom
                                            ------------------------------
                                            Keith Rosenbloom, Manager


Dated: July 20, 2000                    Commonwealth Associates, L.P.

                                        By: Commonwealth Associates
                                            Management Corp.

                                        By: /s/ Joseph Wynne
                                            ------------------------------
                                            Joseph Wynne, Chief
                                            Financial Officer


Dated: July 20, 2000                    Commonwealth Associates
                                        Management Corp.

                                        By: /s/ Joseph Wynne
                                            ------------------------------
                                            Joseph Wynne, Chief
                                            Financial Officer


Dated: July 20, 2000                        /s/ Michael S. Falk
                                            ------------------------------
                                            Michael S. Falk


                                      S-1